Beyond Commerce Submits Application to List on NASDAQ

LAS VEGAS, NV (PRNewswire) – April 15, 2019 – Beyond Commerce, Inc. (OTCQB: BYOC) (the “Company”), a global provider of B2B internet marketing analytics, technologies and services, is pleased to announce that the Company has submitted its application to list its common shares on the NASDAQ Capital Market (“NASDAQ”).

“Elevating the listing of our common stock to the NASDAQ Capital Market will provide us with access to a larger pool of capital, which is an important step forward in our mission to enhance shareholder value while complementing the operational progress we are making. As the Beyond Commerce story grows, the NASDAQ Capital Market listing is expected to increase the trading liquidity of our common stock, broaden our shareholder base and raise our profile in the investment community,” said Geordan Pursglove, Beyond Commerce’s Chief Executive Officer.

The listing of Beyond Commerce’s common shares on NASDAQ remains subject to the approval of NASDAQ and the satisfaction of all applicable listing and regulatory requirements.

Beyond Commerce’s common shares will continue to trade on the OTCQB under the ticker symbol BYOC until NASDAQ approval.

About Beyond Commerce, Inc.

Beyond Commerce, Inc. (OTCQB: BYOC) is focused on business combinations of “big data” companies in global B2B internet marketing analytics, technologies and services. The Company’s objective is to develop and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives. For additional information, please visit: https://beyondcommerceinc.com and https://www.service800.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the "safe harbor" created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "design," "estimate," "except," "forecast,"  "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would," or the negatives or other tense of such terms and other similar expressions intended to identify forward-looking statements and similar expressions. We use forward-looking statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

Contact Information:

Geordan.pursglove@beyondcommerceinc.com
p702-675-8022